Exhibit 10.19

WARRANT PURCHASE AGREEMENT

THIS STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 24, 2000, by and between TRX, Inc. (the “the Company”) and American Express Travel Related Services Company, Inc. (“Amex”).

RECITALS

WHEREAS, Amex and Travel Technologies Group, L.P., an Affiliate of the Company, have entered into a services agreement, dated as of July 24, 2000, in the form attached hereto as Exhibit A – Services Agreement (the “Services Agreement”);

WHEREAS, the Company, or Affiliates thereof, and Amex contemplate entering into additional services agreements in the future; and

WHEREAS, in consideration for the entering into the Services Agreement and the additional service agreements, and for the performance thereof, the Company has agreed to issue to Amex certain warrants to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the sufficiency of which are hereby confirmed, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF WARRANT

Issuance and Delivery of Common Stock. Concurrently with the execution hereof, the Company shall deliver to Amex, in consideration for the execution and delivery by Amex of the Services Agreement and for Amex’s performance thereunder, a warrant agreement to purchase shares of Common Stock, upon the achievement of revenue thresholds, in substantially the forms attached hereto as Exhibit B – The Warrant Agreement (the “Warrant”).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby makes the following representations and warranties to Amex as of the date hereof:

2.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has full corporate power and authority to own and operate its properties and to conduct its business as presently conducted. The Company and each of its Subsidiaries (as defined in Section 2.3) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. The Company has made available to Amex true and complete copies of the Certificate of Incorporation (the “Charter”) and Bylaws (the “Bylaws”) of the Company (each as amended to date and presently in effect) and of each of its Subsidiaries.

2.2 Capitalization.

(a) The authorized capital stock of the Company as of the date hereof consists of 100,000,000 shares of Common Stock, of which 9,269,373 shares are issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in accordance with all applicable state and federal securities laws. As of the date hereof, (x) an aggregate of 1,300,000 shares of Common Stock are reserved for issuance under the Company’s employee stock option plans (net of exercises prior to the date hereof), 620,000 of which are subject to outstanding options, and (y) no shares of Common Stock have been reserved for issuance upon the exercise of outstanding warrants.

(b) Except as set forth in this Section 2.2 or Schedule 2.2, there are (i) no equity securities of any class of the Company, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding or authorized and (ii) no authorized or outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed any equity securities of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the exercise price of or otherwise amend or enter into any such option, warrant, call, right or other commitment or other agreement of any character.

2.3 Subsidiaries. Except as set forth in Schedule 2.3, the Company has no subsidiaries and does not own, or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate entity or business enterprise. Each subsidiary identified in Schedule 2.3 (a “Subsidiary”) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own and operate its properties and to conduct its business as presently conducted.

2.4 Issuance of Warrant.

(a) The Warrant has been duly executed and delivered by the Company, has been duly authorized and validly issued free and clear of all Liens, encumbrances, equities and claims, is fully paid and non-assessable and constitutes the legal and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally and subject to general principals of equity.

(b) The Warrant Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Warrant, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of all Liens, encumbrances, equities and claims, and without violation of any preemptive rights.

2.5 Authority for Agreements/No Defaults.

(a) The execution, delivery and performance by the Company of this Agreement and the Services Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Services Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and rules or laws concerning equitable remedies.

(b) Except as disclosed in Schedule 2.5(b), subject to the required approvals set forth in Schedule 2.5(b), the execution, delivery and performance of this Agreement and the Services Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not (1) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or agreement, indenture or instrument of it or of any of the Subsidiaries or to which the Company or any of the Subsidiaries or its or their properties is subject or bound, which breach, violation, default or Lien is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, (2) constitute a breach or violation of, or a default under, its Charter, Bylaws or other organizational documents, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

2.6 No Brokers. All negotiations relative to this Agreement and the transaction contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF AMEX

Amex hereby represents and warrants to the Company as follows:

3.1 Organization and Standing. Amex is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to own and operate its properties and to conduct its business as presently conducted. Amex is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on Amex.

3.2 Authority for Agreements/No Defaults. The execution, delivery and performance by Amex of this Agreement and the Services Agreement, as applicable, and the consummation by Amex of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Services Agreement, as applicable, have been duly executed and delivered by Amex and constitute valid and binding obligations of Amex enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and rules or laws concerning equitable remedies.

3.3 No Brokers. All negotiations relative to this Agreement and the transaction contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment.

3.4 Purchase for Investment. Amex is acquiring the Warrant and the Warrant Shares, as applicable, for investment and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Warrant or Warrant Shares so acquired, other than in accordance with the terms and conditions of this Agreement and the Services Agreement.

ARTICLE 4

CERTAIN DEFINITIONS/ RULES OF INTERPRETATION

4.1 Certain Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below have the following meanings:

“Affiliate” of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such

Person; provided, however, that for purposes of this Agreement, Amex and its Affiliates shall not be considered an Affiliate of the Company and its Affiliates, unless the context otherwise requires.

“Lien” shall mean any liens, encumbrances, charges, security interests, restrictions (including restrictions on voting rights or rights of disposition), defaults or equities of any character or claims or third party rights of whatever nature.

“Material Adverse Effect” shall mean an event, change or occurrence which, individually, or together with any other event, change or occurrence, has or is reasonably likely to have a material adverse effect on (i) in the case of the Company, the financial position, business, or results of operations of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Services Agreements or to consummate the transactions contemplated by this Agreement or the Services Agreements, and (ii) in the case of Amex, the ability of Amex to perform its obligations under this Agreement or the Services Agreements or to consummate the transactions contemplated by this Agreement or the Services Agreements.

“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Warrant Shares” shall mean the shares of Common Stock which may be purchased by Amex pursuant to the Warrant.

(b) Certain other terms used in this Agreement are defined elsewhere in this Agreement.

(c) Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders.

(e) A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(f) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE 5

GENERAL PROVISIONS

5.1 Expenses. Each of the parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing and application fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

5.2 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

5.3 Amendments. This Agreement may be amended by a subsequent writing signed by Amex and the Company.

5.4 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of each other party; provided, that no such consent shall be required (a) for the assignment by any party of its rights and privileges hereunder to an Affiliate of such party (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder) or (b) for the assignment and delegation by any party of its rights, privileges, duties and obligations hereunder to any Person into or with which the assigning party shall merge or sell all or substantially all of its assets (other than insubstantial assets).

5.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons (other than counsel) at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to Amex:	American Express Travel Related Services
Company, Inc.
10040 25th Avenue
Phoenix, Arizona 85021
Attention: Margaret Brownlee

with a copy to:	American Express Travel Related Services
Company, Inc.
American Express Tower
World Financial Center
New York, New York 10285-4900
Attention: Office of the General Counsel

If to the Company:	TRX, Inc.
6 W. Druid Hills Drive
Atlanta, Georgia 30329
Attention: Chief Financial Officer

5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

5.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.9 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

(signatories on following page)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on its behalf as of the day and year first above written.

TRX, INC.

By:	/s/ Ralph Manaker
Name: Ralph Manaker
Title: Executive Vice President

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:
Name: Margaret W. Brownlee
Title: Senior Vice President

EXHIBIT A

SERVICES AGREEMENT

Please see document behind Tab 4.

EXHIBIT B

THE WARRANT AGREEMENT

Please see document behind Tab 2.

SCHEDULE 2.2

OPTIONS, WARRANTS, AGREEMENTS

Convertible Promissory Note by and between Hogg Robinson International Benefits Limited and the Company dated November 5, 1999 in the amount of $2,000,000.00.

Convertible Promissory Note by and between BCD Technology S.A. and the Company dated November 5, 1999 in the amount of $8,000,000.00.

1

SCHEDULE 2.3

SUBSIDIARIES

WorldTravel Technologies, LLC

Arthur H. Ltd. d/b/a/ International Software Products

WTT UK Limited

Travel Technology, LLC

Fortdove Limited (owned 50% by WTT UK Limited)

Technology Licensing Company, LLC (a wholly owned subsidiary of WorldTravel Technologies, LLC)

Travel Technologies Group, L.P. (owned 99% by WorldTravel Technologies, LLC and 1% by Travel Technology, LLC)

2

SCHEDULE 2.5(b)

CONSENTS

Consent and Waiver of Hogg Robinson International Benefits Limited pursuant to the Shareholders Agreement by and between the Company and Hogg Robinson International Benefits Limited, dated November 5, 1999, which consent and waiver shall be obtained upon execution of this Agreement.

3